UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

MELO BIOTECHNOLOGY HOLDINGS INC.

 (Exact name of registrant as specified in its charter)

Canada (State of Incorporation)	03-30801 (Commission File No.)	N/A (IRS Employer Identification No.)

Room A, 1/F, Tontex Building, 2 Sheung Hei Street, Kowloon, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  852-2581 0708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As disclosed on Form 8-K filed with the Securities and Exchange Commission on February 23, 2011, on February 23, 2011, Melo Biotechnology Holdings Inc. (the “Company”) acquired all of the issued and outstanding capital stock of Vagas Lane Limited (“Vagas”), a Marshall Islands Corporation, thereby making Vagas a wholly-owned subsidiary of the Company.  Prior to the closing of the share exchange transaction, Vagas, entered into an agreement with the shareholders of Galaxy Garment Limited (“Galaxy”), a Hong Kong corporation pursuant to which Vagas agreed to purchase all of the issued and outstanding capital stock of Galaxy for a purchase price of HK $140,000,000.  Galaxy’s primary asset is a block consisting of a 19-story industrial/commercial building located in Hong Kong valued at a price of HK$140,000,000.  Pursuant to the terms of the purchase agreement, Vagas previously delivered a cash deposit of HK$13,000,000 to the shareholders of Galaxy.  As discussed in detail below, on February 24, 2011, the Board of Directors of the Company authorized the issuance of a total of 10,283,000 restricted shares of the Company’s common stock, valued at a price of US$0.50 per share (approximately HK$40,000,000) as further payment for the acquisition of the outstanding capital stock of Galaxy.  The remaining HK$87,000,000 will be settled through a combination of a cash payment to the shareholders of Galaxy, and the assumption of the existing mortgage loan totaling approximately HK$76,000,000, which currently encumbers the building owned by Galaxy.  The parties anticipate that the transaction will close in late February or early March 2011.

As noted above, on February 24, 2011, the Company’s Board of Directors authorized the issuance of a total of 10,283,000 shares of restricted common stock (the “Shares”) to two separate entities as partial consideration for the acquisition of the outstanding capital stock of Galaxy.  A total of 7,712, 000 shares of restricted common stock were issued to Sunford Limited, a Marshall Islands corporation, and a total of 2,571,000 shares of restricted common stock were issued to Golden Tree Limited, a Marshall Islands corporation.  The shares were valued at a price of US $0.50 per share, the equivalent of approximately HK$40,000,000.  The shares were issued as partial consideration for the Company’s wholly-owned subsidiary Vagas’ acquisition of the outstanding capital stock of Galaxy.  Following the issuance of the Shares the Company has a total of 51,647,134 shares of common stock issued and outstanding.  For the above share issuances, the Shares were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemptions from registration contained in Regulation S of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELO BIOTECHNOLOGY HOLDINGS INC.

Date: February 24, 2011

By: /s/ Fung Ming

Fung Ming, Director

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